MarketWatch from DowJones

Interchange Financial Services Corporation Reports 2006 1st Quarter Results Last Update: 5:05 PM ET Apr 26, 2006

SADDLE BROOK, N.J., Apr 26, 2006 (BUSINESS WIRE) -- Interchange Financial Services Corporation (the "Company") (IFCJ), holding company of Interchange Bank (the "Bank"), today reported diluted earnings per share ("EPS") of $0.22, on net income of $4.5 million for the quarter ended March 31, 2006. Net income increased $109 thousand or 2.5%, while diluted earnings per share declined $0.01 or 4.3%, for the three months ended March 31, 2006 as compared to the same period in 2005.

"The challenging interest rate and competitive environment in New Jersey continued through the first quarter of 2006. We believe that our balance sheet remains well positioned and we continue to seek ways to expand our non-interest income to offset the pressures on our net interest margin," Anthony Abbate, President and CEO, stated. "Our Small Business Administration department had a most productive first quarter through which we realized more than $387 thousand in gains on sales of the guaranteed portion of loans and fees."

Commenting further on the Company's activities, Mr. Abbate stated, "We are extremely excited about the proposed acquisition of the Company by TD Banknorth and look forward to the benefits and greater array of products and services that our combined entities will be able to provide to our customers and community."

The Company on January 17, 2006 increased its quarterly cash dividend more than 11% from the prior year and it represents the 12th consecutive year of regular dividend increases. The Company declared a quarterly cash dividend of $0.10 per common share, payable May 9, 2006 to shareholders of record on May 1, 2006. The dividend represents $0.40 per share on an annualized basis.
The results of operations for the quarter ended March 31, 2006 include Franklin Bank which was acquired on October 13, 2005.

Return on Average Assets and Equity

For the first quarter of 2006 return on average stockholders' equity and return on average assets were 10.05% and 1.11% versus 11.70% and 1.20%, respectively, for the same period in 2005. Tangible return on equity for the first quarters ended March 31, 2006 and 2005 was 17.11% and 19.32%, respectively.

Net Interest Income

Net interest income for the first quarter 2006, on a taxable equivalent basis, increased to $14.2 million as compared to $13.7 million for the same period in 2005. The net interest margin ("margin") was 3.84% for the quarter versus 4.14% for the same period in 2005. The margin was primarily affected by an increase in the cost of interest bearing deposits and both the rate paid on and the volume of borrowings increased. The increase in the borrowing costs was primarily a result of an increase in Federal Home Loan Bank advances. During the second quarter of 2005, $20 million of trust preferred securities were issued by the Company's subsidiaries at an average rate of 6.10%. The trust preferred securities were issued as part of our overall liquidity and capital management plans and in support of our continued loan growth.

Non-Interest Income

Non-interest income was $2.7 million for the first quarter of 2006 as compared to $2.2 million in 2005, or a 22.3% increase. Service charges on deposits were $892 thousand for the quarter ended March 31, 2006 as compared to $883 thousand for the same period in 2005. Gains on sales of loans and leases were $261 thousand, an increase of $105 thousand or 11.5%. The gain on the sale of the guaranteed portion of Small Business Administration loans was $206 thousand, an increase of $82 thousand or 66.1%. In addition to the gain on sales of SBA loans during the quarter, approximately $181 thousand of other fees were earned through placing a SBA loan with another financial institution.

Non-Interest Expense

Non-interest expense for the first quarter was $9.8 million, an increase of $678 thousand or 7.4%, as compared to the same period in 2005. Approximately $205 thousand of the increase was associated with recurring operating costs from the Franklin transaction, which closed during the fourth quarter of 2005. Salaries and benefits increased $482 thousand or 9.7%. In addition, legal fees were approximately $301 thousand for the quarter, an increase of $116 thousand or 63% from the prior year.

Total Loans

At March 31, 2006, total gross loans were approximately $1.12 billion, an increase of $18.1 million, or 6.6% on an annualized basis as compared to December 31, 2005. The increase in loans was principally a result of a $24.1 million net growth in our commercial loan portfolio. Commercial mortgages and construction loans expanded $16.3 million and $10.4 million, respectively, offset somewhat by a decrease of $2.6 million in commercial and financial loans. Non-performing loans were $3.5 million and $3.6 million, at March 31, 2006 and December 31, 2005, respectively. Non-performing assets represented 0.32% of the total loans and foreclosed and repossessed assets outstanding at March 31, 2006 and December 31, 2005. Net charge-offs to average loans and leases for the quarter ended March 31, 2006 was 0.09%. The Allowance for Loan and Lease Losses ("ALLL") totaled $10.6 million at March 31, 2006, of which approximately $1.0 million was a result of the acquisition of Franklin Bank during the fourth quarter of 2005. The ALLL at March 31, 2006 represented 299.7% of non-performing loans and leases and 0.94% of total loans and leases.

About Interchange Financial Services Corporation

Headquartered in Saddle Brook, N.J., Interchange Bank is New Jersey's largest independent bank serving Bergen and Essex Counties, and a wholly owned subsidiary of Interchange Financial Services Corp. (IFCJ ). With $1.6 billion in assets and 30 branches, Interchange Bank offers innovative financial products and services to businesses and retail customers. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, improved credit quality and the impact of the proposed acquisition of the Company by TD Banknorth and other risks as discussed in reports we have filed with the SEC. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                      March 31,  December 31,
                                         2006       2005     Change
                                     ----------- ----------- ------
                                     (unaudited) (unaudited)
               Assets
Cash and due from banks                 $36,840     $42,620  (13.6) %
Interest earning deposits                     4           4      -

Securities                              357,098     356,466    0.2
Loans and leases
    Commercial                          807,989     783,902    3.1
    Commercial Lease Financing           23,702      24,584   (3.6)
    Consumer                            292,400     297,483   (1.7)
                                     ----------- ----------- ------
                                      1,124,091   1,105,969    1.6
Allowance for loan and lease losses     (10,559)    (10,646)  (0.8)
                                     ----------- ----------- ------
Net loans                             1,113,532   1,095,323    1.7

Premises and equipment, net              17,425      17,509   (0.5)
Foreclosed real estate and other
 repossesed assets                           74         122  (39.3)
Bank Owned Life Insurance                27,209      26,941    1.0
Goodwill and other intangible assets 74,198 74,379 (0.2) Accrued interest receivable and
 other assets                            18,406      18,022    2.1
                                     ----------- ----------- ------
     Total assets                    $1,644,786  $1,631,386    0.8
                                     =========== =========== ======

            Liabilities
Deposits                             $1,251,276  $1,260,108   (0.7)
Borrowings                              179,120     160,422   11.7
Subordinated debentures                  20,620      20,620      -
Accrued interest payable and other
 liabilities                             11,986      11,234    6.7
                                     ----------- ----------- ------
     Total liabilities                1,463,002   1,452,384    0.7
                                     ----------- ----------- ------

Total stockholders' equity              181,784     179,002    1.6
                                     ----------- ----------- ------
     Total liabilities and
      stockholders' equity           $1,644,786  $1,631,386    0.8
                                     =========== =========== ======

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands, except per           Three Months Ended
share data)                                      March 31,
                                      ------------------------------
                                          2006        2005    Change
                                      ----------- ----------- ------
                                      (unaudited) (unaudited)
Interest income:
Interest and fees on loans               $18,826     $14,957   25.9 %

Interest and dividends on securities:
     Taxable interest income               2,373       2,665  (11.0)
     Interest income exempt from
      federal income taxes                   687         323  112.7
     Dividends                               103          60   71.7
                                      ----------- ----------- ------
     Total interest income                21,989      18,005   22.1
                                      ----------- ----------- ------

Interest expense:
Interest on deposits                       6,292       3,922   60.4
Interest on borrowings                     1,910         519  268.0
                                      ----------- ----------- ------
     Total interest expense                8,202       4,441   84.7
                                      ----------- ----------- ------

Net interest income                       13,787      13,564    1.6
Provision for loan and lease losses          175         175      -
                                      ----------- ----------- ------
Net interest income after provision
 for loan & lease losses                  13,612      13,389    1.7
                                      ----------- ----------- ------

Non-interest income:
Service fees on deposit accounts             892         883    1.0
Net gain on sale of securities                23          67  (65.7)
Other                                      1,769       1,244   42.2
                                      ----------- ----------- ------
     Total non-interest income             2,684       2,194   22.3
                                      ----------- ----------- ------

Non-interest expense:
Salaries and benefits                      5,437       4,955    9.7
Net occupancy                              1,586       1,463    8.4
Furniture and equipment                      372         315   18.1
Advertising and promotion                    236         395  (40.3)
Other                                      2,201       2,026    8.6
                                      ----------- ----------- ------
     Total non-interest expense            9,832       9,154    7.4
                                      ----------- ----------- ------

Income before  income taxes                6,464       6,429    0.5
Income taxes                               1,935       2,009   (3.7)
                                      ----------- ----------- ------
     Net income                           $4,529      $4,420    2.5
                                      =========== =========== ======

Basic earnings per common share            $0.22       $0.23   (4.3)
Diluted earnings per common share          $0.22       $0.23   (4.3)

Analysis of Net Interest Income
---------------------------------------------------------------------
for the quarter ended March 31,
(dollars in thousands)                               2006
                                        ----------------------------
(unaudited)                               Average            Average
                                          Balance   Interest  Rate
                                        ----------- -------- -------
                Assets
Interest earning assets:
Loans (1)                               $1,109,004  $18,852    6.80 %
Taxable securities (4)                     290,904    2,476    3.40
Tax-exempt securities (2) (4)               74,286    1,037    5.58
Federal funds sold and interest earning
 deposits                                        4        -       -
                                        ----------- -------- -------
     Total interest-earning assets       1,474,198   22,365    6.07
                                                    --------

Non-interest earning assets:
Cash and due from banks                     36,835
Allowance for loan and lease losses        (10,671)
Other assets                               133,253
                                        -----------
     Total assets                       $1,633,615
                                        ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits               $1,009,666    6,292    2.49
Borrowings and subordinated debentures     180,990    1,910    4.22
                                        ----------- -------- -------
     Total interest-bearing liabilities  1,190,656    8,202    2.76
                                                    --------

Non-interest bearing liabilities
Demand deposits                            250,958
Other liabilities                           11,790
                                        -----------
     Total liabilities (3)               1,453,404
Stockholders' equity                       180,211
                                        -----------
     Total liabilities and
      stockholders' equity              $1,633,615
                                        ===========

Net interest income (tax-equivalent
 basis)                                              14,163    3.31
Tax-equivalent basis adjustment                        (376)
                                                    --------
     Net interest income                            $13,787
                                                    ========

Net interest income as a percent of interest-
 earning assets (tax-equivalent basis)                         3.84 %

Analysis of Net Interest Income
--------------------------------------------------------------------
for the quarter ended March 31,
(dollars in thousands)                               2005
                                        ----------------------------
(unaudited)                               Average            Average
                                          Balance   Interest  Rate
                                        ----------- -------- -------
                Assets
Interest earning assets:
Loans (1)                                 $946,417  $14,985    6.33 %
Taxable securities (4)                     346,224    2,725    3.15
Tax-exempt securities (2) (4)               35,076      457    5.21
Federal funds sold and interest earning
 deposits                                       64        -       -
                                        ----------- -------- -------
     Total interest-earning assets       1,327,781   18,167    5.47
                                                    --------

Non-interest earning assets:
Cash and due from banks                     34,875
Allowance for loan and lease losses         (9,874)
Other assets                               115,435
                                        -----------
     Total assets                       $1,468,217
                                        ===========

 Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $997,141    3,922    1.57
Borrowings and subordinated debentures      72,042      519    2.88
                                        ----------- -------- -------
     Total interest-bearing liabilities  1,069,183    4,441    1.66
                                                    --------

Non-interest bearing liabilities
Demand deposits                            238,549
Other liabilities                            9,433
                                        -----------
     Total liabilities (3)               1,317,165
Stockholders' equity                       151,052
                                        -----------
     Total liabilities and
      stockholders' equity              $1,468,217
                                        ===========

Net interest income (tax-equivalent
 basis)                                              13,726    3.81
Tax-equivalent basis adjustment                        (162)
                                                    --------
     Net interest income                            $13,564
                                                    ========

Net interest income as a percent of interest-
 earning assets (tax-equivalent basis)                         4.14 %

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio.

When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                 March 31,    December 31, 3 month  March 31, 12 month
                    2006           2005    Change     2005     Change
                -----------    ----------- ------  ----------- ------
                (unaudited)    (unaudited)         (unaudited)

Loans           $1,124,091     $1,105,969    1.6 %   $977,089   15.0 %
Securities         357,098        356,466    0.2      371,439   (3.9)
Earning assets   1,481,193      1,462,439    1.3    1,348,530    9.8
Total Assets     1,644,786      1,631,386    0.8    1,488,849   10.5
Deposits         1,251,276      1,260,108   (0.7)   1,231,396    1.6
Borrowings         179,120        160,422   11.7       95,586   87.4
Subordinated
 debentures         20,620         20,620      -            -    n/a
Shareholders'
 equity            181,784        179,002    1.6      151,207   20.2

Leverage ratio        8.46 %(a)      8.20 %              6.72 %
Risk weighted
 ratios:
     Tier 1          11.13 (a)      11.02                9.25
     Total           12.02 (a)      11.93               10.20

(a) Estimates subject to change.

Asset quality
                                          Quarter ended
                             -----------------------------------------
Net charge offs                 $263     $756  (65.2)%    $96  174.0 %
Loan loss allowance          (10,559) (10,646)  (0.8)  (9,876)   6.9

Nonperforming loans           $3,523   $3,558   (1.0)  $7,774  (54.7)
Foreclosed real estate &
 other repossessed assets         74      122  (39.3)     150  (50.7)
                             -------- -------- ------  ------- ------
     Total Nonperforming
      assets ("NPA")          $3,597   $3,680   (2.3)  $7,924  (54.6)
                             ======== ======== ======  ======= ======

Ratio's
-----------------------------
Net charge offs as % of
 average loans (annualized)     0.09 %   0.27 %          0.04 %
Loan loss allowance as % of
 period-end loans               0.94     0.96            1.01
Loan loss allowance as % of
 nonperforming loans           299.7    299.2           127.0
NPA's as a percent of loans +
 foreclosed assets              0.32     0.33            0.72

PROFITABILITY
(dollars in thousands,
except per share data)                 Quarter ended
                   ---------------------------------------------------
                    March 31,  December 31, 3 month March 31, 12 month
                       2006       2005      Change     2005    Change
                   ----------- ----------- ------  ----------- ------
                   (unaudited) (unaudited)         (unaudited)
Net interest income
 (taxable equivalent) $14,163     $14,741   (3.9)%    $13,726    3.2 %
Provision for loan
 and lease losses         175         225  (22.2)         175      -
Net gain on sale of
 securities                23           -      -           67  (65.7)
Non-interest
 income, excluding
 net gain on sale
 of securities          2,661       3,034  (12.3)       2,127   25.1
Non-interest
 expense                9,832       8,119   21.1        9,154    7.4
Net income             $4,529      $6,094  (25.7)      $4,420    2.5

Return on average
 assets                  1.11 %      1.49 %              1.20 %
Return on average
 equity                 10.05       13.79               11.70
Return on average
 tangible equity        17.11       23.16               19.32
Net interest margin      3.84        3.99                4.14

Basic earnings per
 common share (1)       $0.22       $0.30  (26.7)%      $0.23   (4.3)%
Diluted earnings
 per common share (1)    0.22        0.30  (26.7)        0.23   (4.3)
Dividends declared
 per common share (1)    0.10        0.09   11.1         0.09   11.1
Book value per
 common share - end
 of period (1)          $8.94       $8.89    0.6        $7.90   13.2

Shares outstanding
 - end of period (1)   20,337      20,139    1.0       19,144    6.2
Weighted average
 shares outstanding (1)
     Basic (1)         20,231      20,214    0.1       19,134    5.7
     Diluted (1)       20,708      20,614    0.5       19,556    5.9

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005



SOURCE: Interchange Financial Services Corporation
Interchange Financial Services Charles Field, 201-703-2265 or Keating & Co. Vicki Banner / Rich Larris, 973-966-1100 vbanner@keatingco.com rlarris@keatingco.com Copyright Business Wire 2006
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